UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2026
ATLANTIC INTERNATIONAL CORP
(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)
(201) 899-4470
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)
Securities registered or to be registered as pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item    1.01 Entry into a Material Definitive Agreement

On June 29, 2026, in connection with Guus Franke’s appointment as Chief Executive Officer of Atlantic International Corp (the “Company”), Jeffrey Jagid transitioned from Chief Executive Officer of the Company to President of the Company.

In connection with the appointment of Mr. Jagid as President of the Company, the Company entered into an amendment to the employment agreement (the “Agreement”) with Mr. Jagid, which sets forth the terms and provisions governing Mr. Jagid’s employment as President of the Company, effective as of June 29, 2026. Mr. Jagid will continue to serve as a director of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item    5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Section 1.01 above is incorporated herein by reference.

On June 29, 2026, Guss Franke, age 50, Executive Chairman of the Board of Directors of the Company (the “Board”), was appointed by the Board to serve as the Company’s Chief Executive Officer until such time as Mr. Franke’s successor is appointed and duly qualified. Mr. Franke has served as Executive Chairman of the Board since January 23, 2026, and will continue to hold that position. He has been the founder and sole owner of Axiom GmbH (“Axiom”) since 2018. Axiom provides M&A advisory, full services transaction support including corporate finance and private equity strategy. Axiom is an investment platform designed to hold, acquire and scale the next layer of global digital economy. Through Axiom, Mr. Franke founded Circle8 Group as a pan-European platform for AI talent, compliance-grade consultancy (cloud, IT migration, AI and Cyber) and workforce execution for highly regarded sections. Prior to forming Axiom and Circle8 Group, from 2020 to 2021, Mr. Franke was Managing Director, Riverrock European Capital Partners LLP, where he was responsible for the European AR and Syndicate SSL strategy. From 2018 to 2020, Mr. Franke was co-founder of Pilatus AG, an investment platform where he was responsible for deal sourcing, performance management, syndication and deal coordination. From 2014 to 2018 he was co-founder of Nedfact, an investment structure and debt advisor. From 2011 to 2014 he was a partner at a Tier 1 sponsor firm, responsible for M&A and debt structuring. Prior thereto, he was a KPMG Partner, Private Corporate Finance.

Item    5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2026, the Company filed with the Secretary of State of the State of Delaware an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Amendment”), to change the name of the Company from “Atlantic International Corp” to “Circle8 Group, Inc.” (the “Name Change”). The Name Change and the Amendment became effective immediately upon filing.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Board approved the Name Change and the Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242, stockholder approval was not required to complete the Name Change or to approve or effect the Amendment. The Name Change will not in any way affect the voting or other rights that accompany the Company’s common stock, par value $0.00001 per share (“Common Stock”), or the validity or transferability of the Company’s shares of Common Stock currently outstanding.

The Company’s Common Stock will continue to be quoted on the Nasdaq Stock Market (“Nasdaq”) and is expected to begin trading under the new name and ticker symbol “CIRC” on July 2, 2026, subject to Nasdaq’s approval. There will be no change to the Company’s CUSIP in connection with the Name Change.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on June 30, 2026, announcing the Name Change, the appointment of Mr. Franke as Chief Executive Officer of the Company and the new position of Mr. Jagid, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item    9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
10.1	Amendment to the Employment Agreement by and between the Company and Jeffrey Jagid, dated June 29, 2026
99.1	Press release issued by Atlantic International Corp on June 30 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
President
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